                                                                   EXHIBIT 10.27


                              EXTENSION AGREEMENT
                              -------------------

EXTENSION AGREEMENT to be attached to and form a part of lease (which together with any amendments, modifications and extensions there of is hereinafter called the Lease), made the 23rd day of March, 1993 between SPIEKER FRENCH #130, LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, as Landlord and TANDEM COMPUTERS INCORPORATED, A DELAWARE CORPORATION, as Tenant covering the premises known as 10590 N. Tantau Avenue, Cupertino, California.

Witnesseth that the Lease is hereby renewed and extended for a further term of five (5) years to commence on the first day of May, 1993, and to end on the thirtieth day of April, 1998, on condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease, except:

1)   Rental:                  Rental for the premises shall be:

                              Months 1 - 30:  $41,151.00 per month plus
                                              operating expenses per Paragraph 7
                                              and Addendum 5 of this Lease
                                              Agreement.

                              Months 31 - 60: $46,089.00 per month plus
                                              operating expenses per Paragraph 7
                                              and Addendum 5 of this Lease
                                              Agreement.

2)   Term and Possession:     Landlord shall not be required to provide tenant
                              improvements.

3)   Additional Paragraph 37 shall be amended to read as follows:

     Provided Tenant is not, and has not been, in default of its obligations under this Lease, Tenant shall have an option to re-lease the Premises in "as-is" condition for a term of five (5) years at the then current market rent (for comparable one-story office space in the Vallco Park, Cupertino area). In no event will the monthly rental be less than the rental for the last month of the previous term.

     Tenant shall give Landlord written notice of its intent to exercise its option at least one hundred eighty (180) days prior to the expiration of the current lease term. Within fifteen (15) days after Tenant exercises its option to re-lease, Landlord will provide Tenant with the current market rental, as determined by landlord for the extended term. Tenant shall have forty five (45) days from notification by Landlord of option rent to accept Landlord's current market rent.

     The parties are obligated to negotiate in good faith to agree on the market rental for the five (5) year rental adjustment. If the parties have not mutually agreed on the market rental adjustment for the five (5) year period provided herein within forty five (45) days from notification by Landlord to Tenant of Landlord's rental determination, each party hereon shall appoint one representative who shall be a licensed real estate broker experienced in the leasing of office space in the County of Santa Clara to act as an arbitrator. The two (2) arbitrators so appointed shall determine the current rental value for the subsequent five (5) years for the use to which Tenant is then utilizing the lease Premises pursuant to the terms and conditions of this Lease. The determination of said current rental value shall be made by said two (2) arbitrators within ninety (90) days from notification by Landlord to Tenant of Landlord's rental determination and they shall submit said determination in writing and signed by said arbitrators in duplicate. One of the written notifications shall be delivered to Landlord and the other to Tenant.

     In the event the two (2) arbitrators of the parties hereto cannot agree on the current rental value for the Premises herein, said two (2) arbitrators shall appoint a third arbitrator who shall be a licensed real estate broker experienced in the leasing of office space in the County of Santa Clara to act as an arbitrator. The current rental value for the subsequent five (5) year period shall be independently determined by the third of said arbitrators, which said determination shall be made within one hundred twenty (120) days from notification by Landlord to Tenant of Landlord's rental determination. The role of the third arbitrator shall ten be to immediately select from the proposed resolution of arbitrators #1 and #2 the one that most closely approximates the third arbitrator's determination of market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the two final proposed resolutions.

     The resolution the third arbitrator chooses as most closely approximating his determination of the questions in issue shall constitute the decision and award of the arbitrators and be final and binding upon the parties.

     The parties hereto shall pay the charges of the arbitrator appointed by him and any expenses incurred by such arbitrator. The charges and expenses of the third arbitrator, as provided herein, shall be paid by the parties herein equal shares.

     In the event either arbitrator #1 or arbitrator #2 fails to present a market rental figure within the thirty (30) day period, the rental presented by the other arbitrator shall be considered final and binding on both parties.

     In the event the third arbitrator fails to present a current market rent within the thirty (30) day period, then by mutual consent of Landlord and
     Tenant:

     (a)  The time period shall be extended, or
     (b) If Landlord or Tenant do not wish to extend the period, a fourth arbitrator shall be selected by arbitrator #1 and arbitrator #2 and a new thirty (30) day period shall begin.

     Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of the foregoing option shall be conditioned upon the following: at the time of exercise of the option, and at the time of the commencement of the extended term, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee. In no event will the monthly rental be less than the rental for the last month of the previous term.

4) Addendum No. 3 to Paragraph 7A(1) Basic Operating Costs of the Lease Agreement dated January 26, 1988 shall be amended to read as follows:

     Notwithstanding anything to the contrary contained herein, Tenant shall not, during the term of the Lease, be liable for increases in real property taxes that result from a sale of the Project by Landlord. This cap on real property taxes shall be applicable only to this sixty (60) month period and shall not be applicable in the event of a sale of the Project to Tandem Computers, Inc. during this period.

IT WITNESS WHEREOF, the parties hereto have signed and sealed this Extension Agreement this 23rd day of March, 1993.

LANDLORD:                                         TENANT:
Spieker French #130, Limited Partnership,         Tandem Computers Incorporated,
a Texas Limited Partnership                       a Delaware Corporation


By:  /s/ John K. French                           By: /s/
   ------------------------------------              ---------------------------

Its:   general partner                            Its:__________________________
    -----------------------------------

LEASE AMENDMENT NUMBER ONE TO THE LEASE AGREEMENT DATED JANUARY 26, 1988, BETWEEN SPIEKER FRENCH #130, LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND TANDEM COMPUTERS INCORPORATED, A DELAWARE CORPORATION, AS TENANT, FOR PREMISES LOCATED AT 10590 TANTAU AVENUE, CUPERTINO, CALIFORNIA.

Effective February 5, 1990, the above described Lease Agreement shall be modified as follows.

1. Addendum 6. Paragraph 8C. Indemnification of the Lease Agreement shall be deleted in its entirety and replaced with Addendum 6 below.

     Addendum 6.  Paragraph 8C.  Indemnification for Toxic/Hazardous Materials
     -------------------------------------------------------------------------

     Landlord shall indemnify Tenant, and hold harmless Tenant, its officers, agents, employees, shareholders, parent, subsidiary and affiliate organizations against all liability, claims, loss, cost damages, charges and expenses (including reasonable attorneys' fees, clean-up costs, cost of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, including any liability for injury to person or property of Landlord, its agents, servants, employees or invitees, while in or on the leased Premises during the term of this Lease resulting from the negligence of Landlord, its agents, servants, employees, invitees or authorized representatives.

     Tenant shall indemnify Landlord and hold harmless Landlord, its officers, agents, employees, partners, subsidiary and affiliate organizations against any claims, suits, loss, costs (including attorneys' fees and clean-up costs), damage or liability by reason of property damage (including the property of Landlord) or personal injury (including death) to the extent the same results from pollution or toxic contamination (i)(A) originating on property which is not leased, owned or otherwise used or controlled by Tenant and (B) which migrated through the air, groundwater or otherwise to the Premises, or (ii) which was present on the Premises on the date of Tenant's first occupancy of the Premises and was not caused by Tenant or its agents.

     As used in this section, "Premises" means the real property which is the subject matter of this Lease and the adjoining real property, commonly known as 10600 North Tantau Avenue, 19020 Pruneridge Avenue, Cupertino, which adjoining real property is also currently leased to Tenant.

2.   The following sentence shall become the last sentence of Paragraph 7A(4):

     Tenant shall be permitted, at its option, to perform landscape maintenance, so long as such maintenance is performed to Landlord's complete satisfaction.

Dated:  February 5, 1990

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

LANDLORD: SPIEKER-FRENCH #130              TENANT: TANDEM COMPUTERS, INC.


/s/                                        /s/
------------------------------------       ----------------------------------
By: John K. French, General Partner        By: Frank Robinson, Director,
                                                Corporate Real Estate and
                                                 Construction

                            BASIC LEASE INFORMATION

LEASE DATE:                   January 26, 1988

TENANT:                       Tandem Computers Incorporated, a Delaware
                              Corporation

ADDRESS OF TENANT:            19191 Vallco Parkway, LOC 4-04
                              Cupertino, CA  95014-0708

LANDLORD:                     Spieker-French #130, Limited Partnership, a Texas
                              Limited Partnership

ADDRESS OF LANDLORD:          2180 Sand Hill Road, Suite 200
                              Menlo Park, CA  94025

Project Description:          That two (2) building complex totaling 64,680
                              rentable square feet situated on 4.46 acres of land commonly known as the Cupertino Technology
                              Center, Cupertino, California. The project is shown outlined in green on Exhibit "A".

Building Description:         That 41,151 square feet one story building known
                              as 10590 Tantau Avenue. The Building is shown outlined in blue on Exhibit "A".

Premises:                     That entire 41,151 square foot one story building
                              known as 10590 Tantau Avenue. The Premises are outlined in red on Exhibit "A".

Permitted Use:                General Office, including computer sales, service
                              and other related legal purposes.

Occupancy Density:            One person per 250 rentable square feet.

Scheduled Term
Commencement Date:            April 1, 1988

Length of Term:               Sixty (60) months

Rent:

   Base Rent:                 See Addendum 2         $_________________per month

   Estimated First Year Basic Operating Cost:        $      9,835      per month
                                                      -----------------

Security Deposit:             None

Tenant's Proportionate Share: 63.62%


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such Information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                               TABLE OF CONTENTS

                                                                           Page
      Basic Lease Information...............................................  1
      Table of Contents.....................................................  2
 1.   Premises..............................................................  3
 2.   Possession and Lease Commencement.....................................  3
 3.   Term..................................................................  3
 4.   Use...................................................................  3
 5.   Rules and Regulations.................................................  3
 6.   Rent..................................................................  3
 7.   Basic Operating Cost..................................................  4
 8.   Insurance and Indemnification.........................................  5
 9.   Waiver of Subrogation.................................................  5
10.   Landlord's Repairs and Services.......................................  5
11.   Tenant's Repairs......................................................  5
12.   Alterations...........................................................  5
13.   Signs.................................................................  6
14.   Inspection/Posting Notices............................................  6
15.   Utilities.............................................................  6
16.   Subordination.........................................................  6
17.   Financial Statements..................................................  6
18.   Estoppel Certificate..................................................  6
19.   Security Deposit......................................................  6
20.   Tenant's Remedies.....................................................  6
21.   Assignment and Subletting.............................................  7
22.   Quiet Enjoyment.......................................................  7
23.   Condemnation..........................................................  7
24.   Casualty Damage.......................................................  7
25.   Holding Over..........................................................  8
26.   Default...............................................................  8
27.   Liens.................................................................  9
28.   Substitution..........................................................  9
29.   Transfers by Landlord.................................................  9
30.   Right of Landlord to Perform Tenant's Covenants.......................  9
31.   Waiver................................................................  9
32.   Notices...............................................................  9
33.   Attorneys' Fees.......................................................  9
34.   Successors and Assigns................................................  9
35.   Force Majeure.........................................................  9
36.   Miscellaneous.........................................................  9
37.   Additional Provisions................................................. 10

EXHIBIT "A"........................................ Site Plan, Legal Description
EXHIBIT "B"...............................Tenant Improvements and Specifications

               -----------------------------------------------------------------
                                     LEASE

               THIS LEASE is made as of this 26th day of January, 1988 between Spieker-French #130, Limited Partnership, a Texas Limited Partnership (hereinafter called "Landlord") and Tandem Computers Incorporated, a Delaware Corporation (hereinafter called "Tenant").

      PREMISES 1.   Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit "A" and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit "A".

POSSESSION AND 2.
         LEASE
  COMMENCEMENT

See Addendum 1

          TERM 3. The Term of this Lease shall commence on the Term Commencement date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

           USE 4. A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the nonexclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

                    B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible. Storage outside the Premises of materials or vehicles is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.
               -----------------------------------------------------------------

               -----------------------------------------------------------------
                    C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.


  RULES AND    5.   Tenant and Tenant's agents, employees, and invitees shall
REGULATIONS         faithfully observe and comply with any reasonable rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Landlord shall make reasonable efforts to enforce compliance by any other tenant or occupant of the building or project with any of the rate and regulations.

          RENT 6.   Tenant shall pay to Landlord, without demand throughout the
                    Term, Rent as specified in the Basic Lease Information,
See Addendum 2      payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease
                    Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

         BASIC 7.   A.  BASIC OPERATING COST.  In addition to the Base Rent
OPERATING COST      requirement to be paid hereunder, Tenant shall pay as
                    additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

                    (1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project its operations or the rent (or any portion or component thereof) except (a) inheritance or estate taxes imposed upon or assessed against the project, or any part thereof or interest therein, and (b) taxes computed upon the basis of the net income of Landlord or the owner of any interest therein. See Addendum 3.

                    (2) All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith, provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance. See Addendum 4.

                    (3) Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant).
               -----------------------------------------------------------------

               -----------------------------------------------------------------
                    (4) All maintenance and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                    (5) Utilities which benefit all or Tenant's portion of the Premises (utilities are metered separately).

                    (6) A management and accounting cost recovery equal to ten percent (10%) of Basic Operating Costs .

* See Addendum 5    *

                    In the event that the building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the Total Basic Operating Cost from all of the tenants in the Building including Tenant.

                    All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, at Landlord's fair and reasonable discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

                    B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

                    C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty
                    (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating costs, then (provided that Tenant is not in default under this Lease), Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the fiscal year. Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.
               -----------------------------------------------------------------

               -----------------------------------------------------------------

                    D. NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in paragraph 7A incurred in connection with ownership and operating of the Building or Project.

                    E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

                    In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 7B or 7C above, Tenant shall have the right, not later than twenty
                    (20) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountant selected by Tenant and subject to Landlords' reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit disclosed a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 7E within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 7B, 7C, such statement shall be final and binding for all purposes hereof.

INSURANCE AND  8.   A.  CASUALTY INSURANCE.  Landlord agrees to maintain
   INDEMNIFI-       insurance insuring the Buildings of the Project, of which
       CATION       the Premises are a part, against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than eighty percent (80%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control, Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

                    B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including, bodily injury and property damage, in the amount of not less that Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for bodily injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name landlord and, if applicable, its agents, and any party holding an interest to which this lease may be subordinated as additional insureds, (2) have a Best rating of and licensed to do business in the State of California and (3) provide that said insurance shall not be cancelled, unless thirty (30) days prior written notice shall have been given to landlord. Said policy or policies or certificates thereof shall be delivered to landlord by Tenant upon commencement of the lease and upon each renewal of said insurance.

                    C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except as expressly otherwise provided in paragraphs 10 and 12. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting from the negligence of Tenant, its agents, employees, invitees, or authorized representatives,
                    (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Premises or Project, and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Landlord. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. See Addendum 6. See Addendum 8.

  WAIVER OF         9.
SUBROGATION

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                                      -9-

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  LANDLORD'S
 REPAIRS AND
    SERVICES   10.  Landlord shall at Landlord's expense maintain the structural soundness of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear and acts of God excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including but not limited to the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and items which affect the operation and exterior maintenance of the Project, including painting and caulking, which determination shall be at Landlord's reasonable discretion.
                    Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense.
                    Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. See Addendum 8.

    TENANT'S   11.  Tenant shall at Tenant's expense maintain all parts of the
     REPAIRS        Premises in a good clean and secure condition promptly
                    making all necessary repairs and replacements including but not limited to all windows, glass, doors and any special
                    office entries, walls and wall finishes, floor covering,
                    hearing, ventilating and air conditioning systems, truck
                    doors, dock bumpers, dock plates and levelers, roofing,
                    plumbing work and fixtures, downspouts, skylights, smoke
                    hatches and roof vents. Tenant shall at Tenant's expense
                    also perform necessary pest extermination and regular
                    removal of trash and debris. If required by the railroad
                    company, Tenant agrees to sigh a joint maintenance agreement governing the use of the rail spur, if any. Tenant, shall, at its own expense, enter into a regularly scheduled
                    preventive maintenance/service contract with a maintenance contractor for servicing all hot water, hearing and air
                    conditioning systems and equipment within or serving the
                    Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within sixty (60)
                    days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support
                    provided by any demising wall and shall, at its sole
                    expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.
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                                     -10-
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ALTERATIONS    12.  Tenant shall not make, or allow to be made, any structural or non-structural alterations which exceed Ten Thousand
                    Dollars ($10,000) in value per alteration, alterations or
                    physical additions in, about or to the premises without
                    obtaining the prior written consent of Landlord which
                    consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (vb) are compatible with the Project and its mechanical, plumbing,
                    electrical, and heating/ventilation/air conditioning
                    systems, and (c) will not interfere with the use and
                    occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically but without limiting the generality of the foregoing, Landlord shall
                    have the right of consent for all plans and specifications for the proposed alterations or additions, construction
                    means and methods, any contractor or subcontractor to be
                    employed on the work of alteration or additions, and the
                    time for performance of such work. Tenant shall also supply
See Addendum 9      to Landlord any documents and information reasonably
                    requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If
                    Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic
                    Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS          13.  All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common
                    areas or the exterior of the Premises, shall be subject to
                    Landlord's prior written approval. Tenant shall not place or
See Addendum 10     maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to pay any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.


INSPECTION/    14.  After reasonable notice, except in emergencies where no such
POSTING             notice shall be required, Landlord, its agents and
NOTICES             representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Six months prior to the end of the lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining
                    Tenant's responsibility for repairs and restoration. ----- ten (10) days prior written notice, except in emergencies where no such approval shall be required. Tenant shall accompany Landlord to any such coincidental areas.

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                                      -11-
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UTILITIES      15.  Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. LL shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION  16.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) (b) any mortgage or deed of trust which may now exist or be placed upon said Project, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made of any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest, so long as Tenant's rights are recognized by such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust.


FINANCIAL      17.  At the request of Landlord, Tenant shall provide to Landlord
STATEMENTS          its current financial statement or other information
                    discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto. If Tenant is a corporation whose stock is publicly-traded, current publicly.

ESTOPPEL       18.  Tenant agrees from time to time with fifteen (15) days after
CERTIFICATE         request of landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception.
                    Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY       19.
DEPOSIT

TENANT'S       20.  Tenant shall look solely to Landlord' interest in the
REMEDIES            Project or to the proceeds of Landlord's liability insurance for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partner whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Landlord shall maintain Five Million Dollars
                    ($5,000,000) of general liability insurance with an insurance carrier with a Best rating of 10 or better.
                    Landlord shall provide Tenant with proof of such insurance.

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                                      -12-

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ASSIGNMENT     21.  A.  Tenant shall not assign or sublet the Premises or any
AND                 part thereof without Landlord's prior written approval
SUBLETTING          except as provided herein. If Tenant desires to assign this
                    Lease or sublet any or all of the Premises. Tenant shall give Landlord written notice thirty (30) days prior to the anticipated effective date of the assignment or sublease.
                    Landlord shall then have a period of fifteen (15) days following receipt of such notice to notify Tenant in writing that Landlord elects either (1) to terminate this Lease , or
                    (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee of subtenant and of any related documents or agreements associated with the assignment of sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted use and would not increase Occupant Density of the Project, the proposed assignee or subtenant is of sound financial condition. If
                    Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

                    B. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of Rent payable hereunder, after amortization (1) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid, fifty percent (50%) to Tenant and fifty percent (50%) to Landlord.

                    C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace to such subletting or assignment.

                    D.

                    E.

                    F. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

QUIET          22.  Landlord represents that it has full right and authority to
ENJOYMENT           enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.


CONDEMNATION   23.  A. If the whole or any substantial portion of the Project of which the Premises are a part should be taken or condemned for any public use or under governmental law ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

                    B. If a portion of the Project of which the Premises are part should be taken or condemned for any public use under any governmental law, ordinance, or regulation,, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminate as provided in the subparagraph 23A above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced.

                    C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY       24.  A. If the Premises should be damaged or destroyed by fire,
DAMAGE              tornado or other casualty, Tenant shall give immediate
                    written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1) within (90) days (2) i more than ninety (90) days but in less than one hundred fifty (150) days, or (3) in more than one hundred fifty days (150) from the date of such notice;
                    Landlord's determination shall be binding on Tenant.

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                                      -13-
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                    B.  If the Premises should be damaged by fire, tornado or
                    other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced.

                    C. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred fifty
                    (150) days, then Landlord shall have the option of either
                    (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not b required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced in direct proportion to the area of the Premises reasonably determined to be unusable. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred fifty (150) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts as of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenants exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

                    D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred fifty
                    (150) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                    E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

HOLDING OVER   25.  Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant shall
See Addendum 12     also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice of Landlord's consent to Tenant's holding over, such holding over shall constitute renewal of the Lease on whatever terms constitute a renewal of this Lease, and nothing contained in this paragraph shall waive
                    Landlord's right of Tenant at sufferance whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.
                    Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall apply.

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DEFAULT        26.  A. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                    (1) ABANDONMENT. Vacation or abandonment of the Premises without prior written notice to Landlord for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph 26A being deemed such notice to Tenant as required by said Section 1951.3.

                    (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of ten (10) days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirements of notice.

                    (3) OTHER OBLIGATIONS. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

                    (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the Benefit of creditors.

                    (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                    (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all Tenant's assets or the premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

                    (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty
                    (30) days after the levy thereof.

                    B.  REMEDIES UPON DEFAULT.

                    (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                    (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with fifteen (15) days written notice, to immediately terminate this Lease, and at anytime thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                    (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord may enforce all its rights and remedies under this Lease, including but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

               -----------------------------------------------------------------

               -----------------------------------------------------------------
                    C. DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of paragraph 26B(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided,
                    (3) the wroth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in
                    (1) and (2), above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                    D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right with three (3) business days to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                    E. REMEDIES CUMULATIVE. All rights privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

LIENS          27.  Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project of a value of Five Thousand (5,000) which could lawfully give rise to a claim for mechanics' or materialmen's lien.

SUBSTITUTION   28.

TRANSFERS BY   29.  In the event of a sale or conveyance by Landlord of the
 LANDLORD           Building, the same shall operate to release Landlord from
                    any future liability upon any of the covenants or
                    conditions, express or implied, herein contained in favor of
                    Tenant, and in such event Tenant agrees to look solely to
                    the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by
                    any such sale and Tenant agrees to attorn to the purchaser or assignee, so long as Tenant's rights are recognized by
                    the successor interest.
               -----------------------------------------------------------------

               -----------------------------------------------------------------
RIGHT OF       30.  All covenants and agreements to be performed by Tenant under
LANDLORD TO         any of the terms of this Lease shall be performed by Tenant
PERFORM             at Tenant's sole cost and expense and without any abatement
TENANT'S            of Rent. If Tenant shall fail to pay any sum of money, other
COVENANTS           than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so and without waiving or releasing
                    Tenant fro many obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

WAIVER         31.  If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES        32.  Each provision of this Lease or of any applicable
                    governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                    A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other accounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                    B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently n charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS'     33.  In the event either party places the environment of this
FEES                Lease, or any part thereof, or the collection of any Rent
                    due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS     34.  This Lease shall be binding upon and inure to the benefit of
AND ASSIGNS         Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

FORCE          35.  Whenever a period of time is herein prescribed for action to
MAJEURE             be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant.

MISCELLANEOUS  36.  A. The terms "Tenant" or "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.
               -----------------------------------------------------------------

               -----------------------------------------------------------------
                    B. Time is of the essence regarding the Lease and all of its provisions.

                    C. This Lease shall in all respects be governed by the laws of the State of California.

                    D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

                    E. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and it s exhibits.

                    F. This Lease may not be modified except by a written instrument by the parties hereto.

                    G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

ADDITIONAL     Additional Paragraphs 37 through 40 and Addenda 1 through 12.
PROVISIONS




               IN WITNESS WHEREOF, the parties hereto have executed this Lease this day and year first above written.

                    "LANDLORD"

                    Spieker-French #130, Limited Partnership, A Texas
                    ------------------------------------------------------------
                    Limited Partnership

                    By:_________________________________________________________

                    Its:________________________________________________________


                    "TENANT"

                    Tandem Computers Incorporated, A Delaware Corporation
                    ------------------------------------------------------------

                    By:_________________________________________________________

                    Its:________________________________________________________
               -----------------------------------------------------------------

ADDITIONAL PARAGRAPHS ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE DATED JANUARY 26, 1988, BY AND BETWEEN SPIEKER-FRENCH #130, LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND TANDEM COMPUTERS, INC., A DELAWARE CORPORATION, AS TENANT, AND TAKES PRECEDENCE SHOULD THERE BE A CONFLICT WITH THE LEASE.

Paragraph 37.  Option to Re-Lease Premises.  Provided Tenant is not, and has not
------------------------------------------
been, in default of its obligations under this Lease, Tenant shall have an option to re-lease the Premises in "as-is" condition for a term of five (5) years at ninety-five percent (95%) of the then current market rent (for comparable one-story office space in the Vallco Park, Cupertino area). In no event will the monthly rental be less than the rental for the last month of the previous term.

Tenant shall give Landlord written notice of its intent to exercise its option at least one hundred eighty (180) days prior to the expiration of the current lease term. Within fifteen (15) days after Tenant exercises its option to re-lease, Landlord will provide Tenant with the current market rental, as determined by Landlord for the extended term. Tenant shall have a forty-five
(45) days from notification by Landlord of option rent to accept Landlord's current market rent.

The parties are obligated to negotiate in good faith to agree on the market rental for the five (5) year rental adjustment. If the parties have not mutually agreed on the market rental adjustment for the five (5) year period provided herein within forty-five (45) days from notification by Landlord to Tenant of Landlord's rental determination, each party hereon shall appoint one representative who shall be a licensed real estate broker experienced in the leasing of the office space in the County of Santa Clara to act as an arbitrator. The two (2) arbitrators so appointed shall determine the current rental value for the subsequent five (5) years for the use to which Tenant is then utilizing the leased Premises pursuant to which Tenant is then utilizing the leased Premises pursuant to the terms and conditions of this Lease. The determination of said current rental value shall be made by said two (2) arbitrators within ninety (90) days from notification by Landlord to Tenant of Landlord's rental determination and they shall submit said determination in writing and signed by said arbitrators in duplicate. One of the written notifications shall be delivered to Landlord and the other to Tenant.

In the event the two (2) arbitrators of the parties hereto cannot agree on the current rental value for the premises herein, said two (2) arbitrators shall appoint a third arbitrator who shall be a licensed real estate broker experienced in the leasing of office space in the County of Santa Clara to act as an arbitrator. The current rental value for the subsequent (5) year period shall be independently determined by the third of said arbitrators, which said determination shall be made within one hundred twenty (120) days from notification by Landlord to Tenant of Landlord's rental determination. The role of the third arbitrator shall then be immediately select from the proposed resolution of arbitrators #1 and #2 the one that most closely approximates the third arbitrator's determination of market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the two final proposed resolutions. The resolution the third arbitrator chooses as most closely approximating his determination of the questions in issue shall constitute the decision and award of the arbitrators and be final and binding upon the parties.

The parties hereto shall pay the charges of the arbitrator appointed by him and any expenses incurred by such arbitrator. The charges and expenses of the third arbitrator, as provided herein, shall be paid by the parties herein in equal shares.

In the event either arbitrator #1 or arbitrator #2 fails to present a market ental figure within the thirty (30) day period, the rental presented by the other arbitrator shall be considered final and binding on both parties.

In the event the third arbitrator fails to present a current market rent within the thirty (30) day period, then by mutual consent of Landlord and Tenant:

     (a) The time period shall be extended, or

     (b) If Landlord or Tenant do not wish to extend the period, a fourth arbitrator shall be selected by arbitrator #1 and arbitrator #2 and a new thirty
(30) day period shall begin.

Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of the foregoing option shall be conditioned upon one of the following: (i) at the time of exercise of the option, and at the time of the commencement of the extended term, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee, the option to extend being applicable hereunder only with respect to so

                    ADDITIONAL PARAGRAPHS TO LEASE - Page 1
much of the Premises as is actually occupied by Tenant; or (ii) if Tenant has sublet or assigned any portion of the Premises under the provisions of Paragraph 21 above prior to Tenant's written notice of its intent to exercise its option, Tenant may exercise the foregoing option at one hundred percent (100%) rather than ninety-five percent (95%) of the then current market rent. In no event will the monthly rental be less than the rental for the last month of the previous term.

Paragraph 38.  Satellite Dish.  Tenant shall have the right to install, at
-----------------------------
Tenant's sole expense, a satellite antenna dish on the Premises, provided that Tenant first obtains prior written approval of the satellite dish size and location from Landlord. Tenant agrees to abide by all applicable government rules, laws, and regulations governing the installation, use and operation of said antenna. Tenant shall have the right to remove said satellite dish provided that Tenant restores the Premises to their original condition prior to the expiration or termination of this Lease.

Paragraph 39.  Tenant Parking.  Tenant shall have the non-exclusive use of on-
-----------------------------
site parking at a ratio of not more than four (4) cars per 1000 square feet of rentable area.

Paragraph 40.  Contingency.  This Lease Agreement is contingent upon: 1) the
--------------------------
final execution of the Lease Termination Agreement dated March 16, 1988 between Sysorex International, Inc., a Delaware Corporation and Spieker-French #130, Limited Partnership, a Texas Limited Partnership for the Premises at 10590 Tantau Avenue and 2) the vacation of the Premises by Sysorex International, Inc. provided that the aforementioned termination agreement between Spieker-French #130 and Sysorex International, Inc. is fully executed and in full effect. This Lease Agreement shall commence upon the day immediately following the vacation of the Premises by Sysorex International, Inc.

                    ADDITIONAL PARAGRAPHS TO LEASE - Page 2

ADDENDA ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE DATED JANUARY 26, 1988, BY AND BETWEEN SPIEKER-FRENCH #130, LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND TANDEM COMPUTERS INCORPORATED, A DELAWARE CORPORATION, AS TENANT, AND TAKES PRECEDENCE SHOULD THERE BE A CONFLICT WITH THE LEASE.


Addendum No. 1.  Paragraph 2.A.  Possession and Lease Commencement
------------------------------------------------------------------

     The scheduled term commencement date of this Lease is April 1, 1988 and the scheduled termination date is March 31, 1993. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within one hundred twenty (120) days from the said scheduled term commencement date, Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder and neither party shall have any further obligations to each other under this Lease Agreement.

     If Tenant occupies the Premises prior to said scheduled term commencement date, said occupancy shall be subject to all provisions hereof, such occupancy shall not advance the scheduled term termination date, and Tenant shall pay rent for such period at the initial monthly rates set forth under the Basic Lease Information.

     Possession of the Premises shall take place upon the day immediately following the vacation of the Premises by Sysorex, Inc. The Premises shall be delivered to Tenant in "as-is" physical condition. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

Addendum No. 2.  Paragraph 6.  Rent.
-----------------------------------

     Rent for the Premises shall be as follows:

     Months  1- 30:      $52,673.00 per month plus Basic Operating Costs per
                         Paragraph 7 of the Lease Agreement.

     Months 31-60:       $55,554.00 per month plus Basic Operating Costs per
                         Paragraph 7 of the Lease Agreement.

Addendum No. 3.  Paragraph 7.A.(1).  Basic Operating Costs.
----------------------------------------------------------

     Notwithstanding anything to the contrary contained herein, Tenant shall not, during the first thirty (30) months of the original Lease Term only, be liable for increases in real property taxes that result from a sale of the Project by Landlord. This cap on real property taxes shall be applicable only to this thirty (30) month period and shall not be applicable in the event of a sale of the Project to Tandem Computers, Inc. during this period.

Addendum No. 4.  Paragraph 7.A.(2).  Basic Operating Costs.
----------------------------------------------------------

     Operating Costs shall not include expenses incurred for business interruption or rental value insurance.

Addendum No. 5.  Paragraph 7.A.  Basic Operating Costs.
------------------------------------------------------

     Limitation on Basic Operating Cost. Notwithstanding anything to the contrary contained above, Basic Operating Costs shall not include any of the
                                                      ---
following:

               (i) legal fees, brokerage commissions, advertising costs or other related expenses incurred by Landlord in connection with the leasing of other space to individual tenants in the Project;

                      ADDENDA TO LEASE AGREEMENT - Page 1

               (ii) repairs, alterations, or replacements made to rectify or correct any original defect in the original design, materials or workmanship of building or common areas. However, all other repairs, alterations and replacements, including those necessitated by wear and tear, are included in Basic Operating Costs;

               (iii) damage and repairs attributable to insured losses due to fire or other casualty;

               (iv) damage and repairs, necessitated by the active negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents;

               (v) executive salaries or salaries or service personnel to the extent that such personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building;

               (vi) Landlord's general overhead expenses not related to the Building;

               (vii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or occupants of the Project other than Tenant or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Project or any part thereof; any legal expenses incurred with disputes with Tenant shall be recovered under the provisions of Paragraph 33;

               (viii) costs (including permit, license and inspection fees)
                      incurred in renovations or otherwise improving, decorating, painting or altering interior space for tenants or other occupants other than Tenant or of vacant space (excluding common areas) in the Project;

               (ix) costs incurred due to a violation by Landlord or any other tenant of the Project and not caused by Tenant, its agents, invitees, subleasees, or assignees of the terms and conditions of a lease;

               (x) cost of any service provided to Tenant or other occupants of the Project for which Landlord is fully reimbursed except for reimbursement pursuant to this section;

               (xi) any other expense which, under generally accepted accounting principles applicable to real estate operations, would not be considered a reasonable maintenance and operating expense except as expressly specified in this Lease;

               (xii) In no event shall the Basic Operating Costs be increased at a rate which exceeds ten percent (10%) per year over the previous fiscal year during the first thirty (30) months of the original Lease Term only. This cap on Basic Operating Costs increases shall be applicable only to this thirty (30) month period and shall not be applicable in the event of a sale of the Project to Tandem Computers, Inc. during this period.

Addendum No. 6.  Paragraph 8.C.  Indemnification.
------------------------------------------------

   Landlord shall indemnify Tenant and hold Tenant harmless against all liabilities, charges and expenses (including reasonable attorneys fees, cost of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, including any liability for injury to person or property of Landlord, its agents, servants, employees, or invitees, while in or on the leased Premises during the term of this Lease resulting from the negligence of Landlord, its agents, servants, employees, invitees or authorized representatives. Landlord shall indemnify Tenant and hold harmless Tenant, its officers, agents, employees, parent, subsidiary and affiliate organizations against any claims, suits, loss, costs (including attorneys fees and cleanup costs), damage or liability by reason of property damage or personal injury (including death) to the extent the same results from pollution or toxic contamination caused by Landlord's actions or inaction, including, but not limited to, those related to ownership, tenancy, possession, construction, operation, or use by Landlord or by any other party of the leased Premises other than Tandem Computers. Tenant shall indemnify Landlord and hold harmless Landlord, its partners, employees and affiliate organizations against any claims, suits, loss, costs, (including attorneys fees and cleanup costs), damage or liability by reason of property damage or personal injury (including death) to the extent the same results from pollution or toxic contamination caused by Tenant's actions or inaction, including, but not limited to, those related to tenancy, possession, construction, operation, or use by Tenant, its agents, servants, employees, invitees or authorized representatives. This provision shall survive any termination or expiration of the Lease.

                      ADDENDA TO LEASE AGREEMENT - Page 2

Addendum No. 7.  Paragraph 9.  Waiver of Subrogation.
----------------------------------------------------

     To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant mutually waive all rights of recovery against the other for any loss from perils insured against in any policy or policies of liability insurance and property insurance (including that identified in 8.A. and 8.B. above), business interruption insurance or rental value insurance obtained by either party. The provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

Addendum No. 8.  Paragraph 10.  Landlord's Repairs and Services.
---------------------------------------------------------------

     Landlord shall provide Tenant with certification from a licensed mechanical contractor (within the first thirty [30] days of Tenant's date of occupancy) that all existing heating and air conditioning units are in good and operable condition. Tenant shall be responsible for the regularly scheduled preventative maintenance/service (at least one service call per quarter) by a third party mechanical contractor as described in Paragraph 11. Tenant shall maintain records of all service calls and any maintenance required as determined by the maintenance contractor.

     If any of the existing heating and air conditioning units require a major replacement part(s) (a heat exchanger, motor, compressor, or entire unit) during the Lease Term, Tenant shall notify Landlord of the possible need to replace such parts. Landlord may, at its own expense, hire a mechanical contractor to inspect the heating and air conditioning units to confirm the need to replace a major replacement part(s).

     If Landlord determines from the information supplied by the mechanical contractor(s) that a major replacement part(s) is required, then Landlord shall order any such replacement. Tenant shall be responsible for the first One Thousand Five Hundred Dollars ($1,500) per quarter, or a maximum of Six Thousand Dollars ($6,000) per year of expenditures for major replacement parts to the existing heating and air conditioning units. Landlord shall be responsible for the expenses incurred above One Thousand Five Hundred Dollars ($1,500) per quarter or above Six Thousand Dollars ($6,000) per year for major replacement parts.

     If Tenant should fail to maintain regularly scheduled preventative maintenance/service by a mechanical contractor at least once per quarter, then Tenant shall be liable for all expenses incurred in replacement of major heating and air conditioning parts.

     Landlord shall provide to Tenant, within the first thirty (30) days of Tenant's occupancy, correspondence from a licensed roofing contractor that the roof is in good condition as of the date of occupancy. Tenant shall be responsible for roof leaks on the Premises.

Addendum No. 9.  Paragraph 12.  Alterations.
-------------------------------------------

     In the event that Tenant requires Landlord's approval under the terms of this Paragraph in order to make an alteration or physical addition and Landlord consents to said alteration, Landlord shall notify Tenant in writing along with the consent whether Landlord will require Tenant to remove the alteration and return the Premises to their original condition by the termination of this Lease.

     Tenant may remove any Tenant-installed raised computer floor tiles and any Tenant-installed computer room air conditioning units which are not roof-mounted, provided that the Premises are restored to their original condition by the termination of this Lease. Any additions or alterations made by Tenant shall conform to all applicable building codes and standards.

Addendum No. 10.  Paragraph 13.  Signs.
--------------------------------------

     Tenant shall have the right to construct and install, at Tenant's sole expense, a freestanding monument type identification sign in front of the Building, provided that Tenant first obtains prior written approval of the sign size, design, and location from Landlord. Tenant shall obtain all applicable governmental approval for the sign at its sole expense. All of Tenant's signs shall at all times remain the property of Tenant and Tenant must remove its signs at the expiration or earlier termination of the Lease Agreement. Tenant shall repair any damage caused in the removal of its sign.

                      ADDENDA TO LEASE AGREEMENT - Page 3

Addendum No. 11.  Paragraph 21.  Assignment and Subletting.
----------------------------------------------------------

   Tenant may assign or sublet the entire Premises, or any portion thereof, without Landlord's consent, to any corporation which controls ("control" shall mean 50% ownership or more), is controlled by or is under common control with the Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person, legal entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises provided that the net worth of the corporation, person or entity is greater than or equal to the net worth of Tandem Computers, Inc., at the date of execution of this Lease, and provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tandem Computers, Inc. under the terms of this Lease.

Addendum No. 12.  Paragraph 25.  Holding Over.
---------------------------------------------

     If Tenant shall retain of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention according to the following schedule:

          Days  1 - 30:            110% of the daily rental for the last month
                                   prior to the date of expiration or
                                   termination.

          Days 31 - 60:            125% of the daily rental for the last month
                                   prior to the date of expiration or
                                   termination.

          Days 61 and thereafter:  15% of the daily rental for the last month prior to the date of expiration or
                                   termination.

                      ADDENDA TO LEASE AGREEMENT - Page 4

[EXHIBIT A is a map or diagram of the property.]

LEGAL DESCRIPTION:
------------------

All that certain real property situate in the City of Cupertino, County of Santa Clara, State of California, described as follows:

COMMENCING at the intersection of the prolongation of the Easterly line of that certain 19.27 acre tract conveyed by James E. Glendenning, et al to Joseph G. Glendenning, by Deed dated November 25, 1914, and recorded November 25, 1914, in Book 423 of Deeds, at Page 424, Santa Clara County Records, with the Southerly line of Lot 5 as said Lot 5 is shown upon that certain Map entitled, "MAP OF PARTITION OF THE GLENDENNING ESTATES IN THE QUITO-RANCHO", which Map was filed for record in the office of the County Recorder of Santa Clara County on October 24, 1884 in Book "B" of Maps at Page 15; thence Easterly along the said Southerly line of Lot 5, North 89 degrees 24' 39" East 513.56 feet; thence South 0 degrees 26' 11" West 954.95 feet; thence North 67 degrees 29' 18" East 40.72 feet to the True Point of Beginning; thence from said True Point of Beginning along the Westerly line of said 10.00 foot wide strip of land, North 0 degrees 26' 11" East 660.07 feet; thence along the arc of a curve to the right having a radius of 50.00 feet through a central angle of 88 degrees 581 31" at an arc length of 77.65 feet; thence North 89 degrees 24' 42" East 250.94 feet to a point on the Easterly line of the tract of land conveyed to Joe Marchese, et ux, by Deed recorded October 5, 1944 in Book 1227 of Official Records, Page 30; thence along said Easterly line South 0 degrees 48' West 580 feet to the Southeasterly corner of said Lot 4, as said Lot 4 is shown upon that certain Map entitled, "MAP OF THE PARTITION OF THE GLENDENNING ESTATES IN THE QUITO-RANCHO", which Map was filed for record in the office of the County Recorder of Santa Clara County on October 24, 1884 in Book "B" of Maps, at Page 15; thence along the Southeasterly line of said Lot 4, South 67 degrees 29' 18" West 320 feet more or less to the True Point of Beginning.

                                   EXHIBIT A

                              Tenant Improvements
                              -------------------

None.  Tenant shall accept the premises in "as is" condition.

                                  EXHIBIT "B"